SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

July 31, 2012
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated July 31, 2012

Item 1.01 Entry into Amendment to a Material Definitive Agreement.

On July 31, 2012, Ball Corporation and its subsidiary, Ball European Holdings, S.a r.l., finalized the First Amendment to Credit Agreement (the “First Amendment”) with Deutsche Bank AG New York Branch, as administrative agent and as collateral agent, and the lenders signatory thereto.

The First Amendment revises that certain Credit Agreement dated as of December 21, 2010 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders (as defined in the Credit Agreement) have provided to Borrowers (as defined in the Credit Agreement) credit facilities and other financial accommodations.

The First Amendment and the related Joinder Agreement were entered into in order to reflect the addition and the deletion of various legal entities as Borrowers, primarily as a result of the relocation of Ball’s European headquarters to Switzerland, and to ensure compliance with Swiss laws and regulations.

The First Amendment also reflects modifications which will benefit Ball, including increasing various covenant baskets that are available to the company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott C. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President and Chief Financial Officer

Date:  July 31, 2012